                                                                      Exhibit 11


                                 EXEL LIMITED

               COMPUTATION OF EARNINGS PER ORDINARY SHARE AND
                          ORDINARY SHARE EQUIVALENT

                                              Three Months Ended
                                         February 28,    February 28,
                                            1998            1997
                                                 (unaudited)
                                      (U.S. dollars in thousands except
                                             per share amounts)

(A)  Earnings per ordinary
     share and ordinary share
     equivalent - basic:
       Weighted average ordinary
         shares and ordinary
         share equivalents
         outstanding.................        84,543       86,858
                                           ========     ========

         Net income..................      $155,410     $108,118
                                           ========     ========


       Earnings per ordinary
         share and ordinary
         share equivalent............      $   1.84     $   1.24
                                           ========     ========

(B)  Earnings per ordinary
     share and ordinary share
     equivalent - assuming
     full dilution:
       Weighted average shares
         outstanding.................        84,486       86,824
       Average stock options
         outstanding (net of
         repurchased shares
         under the treasury
         stock method)...............         1,518          996
                                           --------     --------

       Weighted average ordinary
         shares and ordinary
         share equivalents
         outstanding.................        86,004       87,820
                                           ========     ========

         Net income..................      $155,410     $108,118
                                           ========     ========

       Earnings per ordinary
       share and ordinary
       share equivalent..............      $   1.81     $   1.23
                                           ========     ========
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